Exhibit 13.2

CERTIFICATION OF DOMINIK ASAM, CHIEF FINANCIAL OFFICER OF SAP SE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SAP SE (the “Company”) on Form 20-F for the period ending December 31, 2025, as filed with the Securities and Exchange Commission on February 26, 2026 (the “Report”), the undersigned hereby certifies that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

Date February 26, 2026		/s/ Dominik Asam
	Name:	Dominik Asam
	Title:	Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.